UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

CHINA AUTO LOGISTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34393	98-065797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As reported in a Current Report on Form 8-K filed on June 1, 2018, China Auto Logistics Inc. (the “Company”) received notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that due to the Company’s inability to timely file its Quarterly Report for the quarter ended March 31, 2018 on Form 10-Q, as well as its Annual Report for the year ended December 31, 2017 on Form 10-K, the Company was not in compliance with Listing Rule 5250(c)(1) of the Nasdaq Listing Rules.

As reported in a Current Report on Form 8-K filed on June 11, 2018, the Company submitted a plan to Nasdaq providing details on how the Company intended to regain compliance with the continued listing requirements of Listing Rule 5250(c)(1).

As reported in a Current Report on Form 8-K filed on July 17, 2018, certain executive officers and directors of the Company resigned on June 29, 2018 (the “Resignations”) as a result of a police investigation in The People’s Republic of China (the “PRC Investigation”), which arose as a result of an internal investigation being conducted by the Company’s Audit Committee (the “Internal Investigation”).

On July 17, 2018, the Company received a letter from Nasdaq pursuant to Listing Rule 5250(a) requesting additional information from the Company relating to the Resignations, the PRC Investigation and the Internal Investigation. The Company did not provide its response to Nasdaq by the requested July 20, 2018 deadline.

On July 24, 2018, the Company received a further letter from Nasdaq, which stated that, given the foregoing, Nasdaq concluded that the Company did not provide a definitive plan evidencing the Company’s ability to achieve compliance with Listing Rule 5250(c)(1). The letter stated that the Company has not provided public disclosure regarding its current financial status or the timing for the completion of the Internal Investigation and, as such, prospective and current investors do not have information they need to make an investment decision in the securities of the Company. The letter further noted the Company’s failure to respond to Nasdaq’s request for information pursuant to Listing Rule 5250(a) and that therefore Nasdaq does not have information necessary to evaluate the Company’s suitability for continued listing.

Nasdaq therefore determined that the Company’s securities will be delisted from The Nasdaq Stock Market.

The Company does not plan to request an appeal of Nasdaq’s foregoing determination. Accordingly, trading of the Company’s common stock will be suspended at the opening of business on August 1, 2018, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2018

CHINA AUTO LOGISTICS INC.

By:	/s/ Jin Yan
Name:	Jin Yan
Title:	Chief Operating Officer

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